UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 8, 2016 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 324-A, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

(561) 997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2016, Banyan Surprise Plaza LLC, an Arizona limited liability company and a wholly-owned subsidiary of Banyan Rail Services Inc., and RK-WEM, LLC, an Arizona limited liability company (“RK-WEM”), executed a purchase and sale agreement for the purchase of RK-WEM’s land, buildings, structures, improvements, intangible property, service contracts, and leases, located at 13995 West Statler Blvd., Surprise, Arizona, commonly known as Surprise Medical Plaza, for $8,700,000.

Also on August 8, 2016, Banyan Third Street LLC, an Arizona limited liability company and Signal Healthcare, LLC, an Arizona limited liability company, executed a purchase and sale agreement for the purchase of Signal Healthcare’s land, buildings, structures, improvements, intangible property, service contracts, and leases, located at 2620 North 3rd Street, Phoenix, Arizona, commonly known as Third Street Healthcare Campus, for $5,700,000.

All of the transactions contemplated in the purchase and sale agreements are collectively referred to as the “Transactions.”

The purchase and sale agreements contain customary representations, warranties, covenants and indemnification provisions. The consummation of the Transactions depends upon the satisfaction or waiver of a number of customary closing conditions.

The foregoing description of the Transactions is not complete and is qualified in its entirety by reference to the purchase and sale agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and among RK-WEM, LLC, an Arizona limited liability company, and Banyan Surprise Plaza LLC, an Arizona limited liability company, dated August 8, 2016.

10.2	Purchase and Sale Agreement by and among Signal Healthcare, LLC, an Arizona limited liability company, and Banyan Third Street LLC, an Arizona limited liability company, dated August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert
Title: Secretary

Dated August 9, 2016